Exhibit 99.1

Wecast to Purchase 51% of NextGen Exchange Group

•     Former Nasdaq Executive joins NextGen as Executive Chairman

New York, NY, June 12, 2017 – Wecast Network, Inc. (NASDAQ: WCST) (“Wecast” or “WCST”), announced today that it has acquired 51% of NextGen Exchange Group (“NextGen”), the first Blockchain- and Big Data-enabled index exchange, which will reside and operate under Wecast Network’s Wecast Services Group (“WSG”) and become an essential component of Wecast’s Transactional Finance Product Cloud business. WCST will pay no monetary or stock consideration for the acquisition.

WCST will purchase 51% of the outstanding capital shares in NextGen Exchange Group from the seller, Redrock Capital Group Limited, a Bruno Wu controlled and owned company (the “Seller”). In addition, Seller has entered into a separate agreement with the Delaware Board Of Trade Holdings, Inc. (“DBOT”) (http://dbottrading.com/), under which Seller will transfer 5% of the total issued and outstanding stock of NextGen to DBOT.

The Delaware Board of Trade or DBOT, is an approved and licensed FINRA / SEC regulated electronic trading platform with operations in Delaware. By utilizing DBOT’s existing platform, trading system and technology, NextGen will be amongst the world's first Big Data, artificial intelligence and blockchain-based platform to generate a new array of derivative indexes (Brands, IPs, Forex, Commodities, Fine Art, E-Sports, etc), asset-backed securities and digital currencies (cryptocurrencies, loyalty points, game credits, etc.). Digital currency based products and index product trading is expected to begin in the second half of 2017.

Mr. John F. Wallace, the former Chairman of the Philadelphia Stock Exchange, Chairman of the Philadelphia Depository Trust and Vice Chairman of NASDAQ OMX PHLX will serve as Executive Chairman of NextGen.

Speaking about NextGen, Mr. Wallace stated, “I am very pleased and excited to be participating in this new generation of exchange businesses as NextGen positions itself to become a leading global platform for securitization and digital currencies.”

About Wecast Network, Inc. (http://corporate.wecastnetworkinc.com)

Wecast Network (NASDAQ: WCST) is aiming to be the leading provider of total B2B business solutions for today’s constantly evolving business landscape. With a focus on ‘BASE’ technology and infrastructure (Blockchain, Artificial Intelligence, Supply Chain & Exchanges) to power our V PaaS (Virtual Platform as a Service), WCST is creating a closed trade ecosystem for buyers and sellers designed to eliminate supply chain and transactional middlemen and create a more direct and margin-expanding trading path for principals. WCST is applying BASE + V PaaS to focus on 3 Core Cloud Areas: I. Brand, Content & Intellectual Property Cloud; II. Physical Product Sales Cloud; III. Transactional Finance Product Cloud. With the three clouds functioning both independently and interdependently, Wecast is creating a vertical, transactional and flexible platform for today’s global enterprises.

The Company’s mission and vision is to be the world’s leading cloud-based, total B2B enterprise solution & platform provider that empowers businesses to grow with Big Data technology.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

Wecast Network, Inc.

212-206-1216